UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008 (February 7, 2008)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
________________	_____________________________	____________________
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 8, 2008, Alliance One International, Inc. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to its Amended and Restated Credit Agreement by and among the Company, Intabex Netherlands B.V., Alliance One International AG, Wachovia Bank, National Association, Deutsche Bank Securities Inc., and ING Bank N.V., London Branch and the other lenders party thereto.  The Third Amendment provides that through March 31, 2009, purchases by the Company of its outstanding senior notes and senior subordinated notes will be permitted without reference to availability under the current restricted payments basket.  Additionally, the Third Amendment provides the Company flexibility to collapse multiple classes of stock ownership in Intabex Netherlands B.V., one of its wholly owned subsidiaries and a borrower under the Amended and Restated Credit Agreement, into one class of stock.

The preceding description of the Third Amendment is qualified in its entirety by the terms of the Third Amendment, a complete copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Gilbert L. Klemann, II, has resigned from the Board of Directors of the Company effective as of February 7, 2008.  Mr. Klemann recently resigned from his position at Avon Products, Inc., and accepted the position of Executive Vice President, Worldwide General Counsel and Secretary of Sotheby’s.  In connection with that change, Mr. Klemann tendered his resignation in accordance with the Company’s Corporate Governance Guidelines, which provide that directors who experience a significant change in principal occupation or business association should volunteer to resign from the Board.  The Board of Directors accepted Mr. Klemann’s resignation due to the fact that another director, Mr. William S. Sheridan, is also an executive officer of Sotheby’s.  The Company expresses its thanks to Mr. Klemann for his service to the Company and its predecessors.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 7, 2008, the Board of Directors of the Company approved amendments to the Company’s Bylaws to (i) reduce the number of directors from eleven to ten and (ii) revise the statement of the President’s and Vice President’s authority to execute documents on behalf of the Corporation.

The preceding description of the amendments to the Company’s bylaws is qualified in its entirety by the terms of the amended and restated bylaws, a complete copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

The Board of Directors of the Company has approved amendments to the Alliance One Corporate Governance Guidelines (“Guidelines”) requiring an incumbent director who is not reelected by a majority of the votes cast for his or her election to promptly tender his or her resignation following certification of the shareholder vote.  Pursuant to the Guidelines, the Board, acting on the recommendation of the Governance and Nominating Committee, must determine, within 90 days after the certification of the shareholder vote, whether to accept the resignation.  A copy of the amended Guidelines is filed herewith as Exhibit 99.1 and is available on Alliance One’s website at www.aointl.com.   Information on Alliance One’s website or that may be accessed through Alliance One’s website does not constitute part of this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1 Third Amended and Restated Bylaws of Alliance One International, Inc. (amended and restated through February 7, 2008).

10.1

Third Amendment to Amended and Restated Credit Agreement, dated February 8, 2008, by and among the Alliance One International, Inc.and Intabex Netherlands B.V., Alliance One International AG, the Lenders, Wachovia Bank, National Association, Deutsche Bank Securities Inc., and ING Bank N.V., London Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch and Societe Generale.

99.1 Alliance One International, Inc., Corporate Governance Guidelines (amended and restated as of February 7, 2008).
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Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2008	Alliance One International, Inc.
(Registrant)

/s/ Thomas G. Reynolds
______________________________________________
Thomas G. Reynolds Vice President - Controller (Chief Accounting Officer)

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Alliance One International, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

3.1	Third Amended and Restated Bylaws of Alliance One International, Inc. (amended and restated through February 7, 2008).	5 - 13

10.1

Third Amendment to Amended and Restated Credit Agreement, dated February 8, 2008, by and among the Alliance One International, Inc.and Intabex Netherlands B.V., Alliance One International AG, the Lenders, Wachovia Bank, National Association, Deutsche Bank Securities Inc., and ING Bank N.V., London Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch and Societe Generale.

14 - 23

99.1	Alliance One International, Inc., Corporate Governance Guidelines (amended and restated as of February 7, 2008).	24 - 31

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